Exhibit 99.1

CoBiz Financial Announces Second Quarter 2011 Results

Reports net income of $3.8 million

Denver — CoBiz Financial Inc. (Nasdaq: COBZ), a financial services company with $2.4 billion in assets, announced net income of $3.8 million for the second quarter of 2011, as compared to a net loss of $3.8 million for the second quarter of 2010.  Net income available to common shareholders was $0.08 per diluted common share versus a net loss of $0.13 per diluted common share in the prior-year quarter.

For the first six months of 2011, the Company reported net income of $7.1 million, or $0.14 per diluted common share versus a net loss of $8.5 million, or $0.28 loss per diluted common share for the six months ended June 30, 2010.

Financial Performance — Second Quarter 2011

•                  Net income available to common shareholders of $0.08 per diluted common share was a significant improvement from the net loss of $0.13 per diluted common share in the second quarter of 2010. The Company reported a net income available to common shareholders of $0.06 per diluted common share in the first quarter of 2011 (linked-quarter).

•                  Total loans were $1.7 billion as of June 30, 2011, a $20.8 million, or 5% annualized, increase from the prior linked-quarter.

•                  The provision for loan and credit losses (Provision) was $2.0 million for the second quarter of 2011, an $8.5 million reduction from the prior-year period.

•                  During the second quarter of 2011, the Company charged-off, net of recoveries, $2.1 million, as compared to $5.5 million in the first quarter of 2011 and $14.4 million during the second quarter of 2010. Recoveries included in net charge-offs were $0.9 million in the current quarter, versus $0.8 million in the first quarter of 2011 and $1.7 million in the prior year quarter.

•                  The allowance for loan and credit losses (Allowance) was 3.74% of total loans at June 30, 2011, as compared to 3.79% as of March 31, 2011, and 4.04% as of June 30, 2010. The Allowance covered 150% of nonperforming loans (NPLs) at June 30, 2011.

•                  Nonperforming assets (NPAs) were $65.1 million at June 30, 2011, or 2.69% of total assets, relatively unchanged from $64.1 million reported at March 31, 2011, and decreased 30% from prior-year period NPAs of $92.9 million.

•                  The net interest margin held relatively stable at 4.40%, compared to 4.41% in the first quarter of 2011 and 4.39% in the second quarter of 2010.

•                  Noninterest income was $8.8 million during the second quarter of 2011, compared to $8.0 million in the prior linked-quarter and $9.8 million for the prior-year quarter.

•                  Noninterest expenses decreased to $25.3 million in the current quarter, as compared to $25.5 million in the prior linked-quarter, and decreased 14% from prior-year quarter noninterest expenses of $29.5 million.

•                  Deposits and customer repurchase agreements (Customer Repos) decreased by $33.4 million on a linked-quarter basis, primarily due to a withdrawal from one of our significant deposit relationships.

•                  The average cost of total deposits decreased to 45 basis points (0.45%) from 47 basis points in the linked-quarter and 67 basis points in the prior-year quarter.

“With many of the local banks in our markets struggling, most recently and notably in Colorado, I am very pleased with how well we are executing and how we are positioned in the market,” said Chairman and CEO Steve Bangert.

“For the second quarter, we recognized positive loan growth, reported a stable net interest margin, showed disciplined expense management and continued to control our asset quality levels, allowing us to report income of $3.8 million, or $0.08 per share.”

Loans

Total Loans at June 30, 2011, were $1.7 billion, an increase of $20.8 million on a linked-quarter basis. The Company continued to see declines in its Land Acquisition and Development (A&D) and Construction portfolios of $4.0 million and $8.8 million, respectively. Commercial Real Estate declined by $4.1 million. However, Commercial and Industrial (C&I) loans increased by $30.2 million, or 21.5% annualized. The Company saw C&I line utilization increase to 41.2% from 40.3% on a linked-quarter basis. The Company also experienced growth in Jumbo mortgage and tax-exempt financing. Jumbo mortgage loans, reported within the Consumer Loan category, totaled $41.7 million at June 30, 2011, a linked-quarter increase of $7.3 million.

The Company continues to diligently pursue new credit relationships at a time when the number of quality borrowers remains low and competition among banks to earn the business is high. New credit relationships of $94.0 million were added during the quarter and advances on existing lines totaled $54.6 million. New and advanced loans were offset by paydowns and maturities of $124.9 million during the second quarter.  In addition, the Company charged-off, excluding recoveries, $3.0 million during the current quarter.

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
$ in thousands	2011	2011	2010	2010	2010
Loans - beginning balance	$1,636,164	$1,643,727	$1,642,623	$1,688,028	$1,727,874
New credit extended	94,037	72,396	77,089	67,371	73,570
Credit advanced	54,610	62,227	65,343	86,272	77,965
Paydowns & maturities	(124,856)	(135,892)	(136,191)	(187,930)	(175,251)
Gross loan charge-offs	(3,005)	(6,294)	(5,137)	(11,118)	(16,130)
Loans - ending balance	$1,656,950	$1,636,164	$1,643,727	$1,642,623	$1,688,028

Net change - loans outstanding	$20,786	$(7,563)	$1,104	$(45,405)	$(39,846)
Net change, excluding charge-offs	23,791	(1,269)	6,241	(34,287)	(23,716)

Overall, loan portfolio composition continues to improve as concentrations in Land A&D and Construction have decreased. The C&I portfolio totaled $592.4 million, or 35.8% of total Loans at June 30, 2011, compared to 33.8% at June 30, 2010.  Commercial real estate accounted for 46.6% of total Loans, with owner-occupied properties tied to the Company’s C&I portfolio, representing 54.0% of this category. Overall, 61.0% of total Loans relate to the Company’s C&I book.

The Land A&D portfolio totaled $72.1 million, or 4.4%, of the overall portfolio at June 30, 2011, compared to $111.4 million, or 6.6%, at June 30, 2010.  Over the past year the Company has focused on reducing the Land A&D portfolio by proactively working with customers and taking aggressive steps in provisioning for and charging-off problem credits.  Construction loans accounted for $76.6 million, or 4.6%, of the portfolio at June 30, 2011, compared to $99.5 million, or 5.9%, at June 30, 2010.

Investment Securities

The Company had investment securities available for sale with a carrying value of $629.2 million at June 30, 2011, a $21.8 million increase from March 31, 2011.  The unrealized gain on the investment portfolio increased $2.6 million from March 31, 2011, to $15.4 million at June 30, 2011.  The unrealized gain has remained relatively consistent from June 30, 2010.

The portfolio consists primarily of mortgage-backed securities (MBS) backed by U.S. government agencies with a cost basis of $388.9 million and a market value of $401.4 million. The remaining MBS are non-agency, private-label securities with a cost basis of $3.7 million and a market value of $2.3 million. The portfolio does not contain any collateralized debt obligations or securities backed by sub-prime mortgage loans. At June 30, 2011, the Company had agency debentures with a cost basis of $73.9 million and a market value of $74.4 million.  Investments also include single-issuer trust preferred securities, corporate debt securities and municipal bonds with a cost basis of $147.3 million and a fair value of $151.1 million.  All trust preferred securities in the Company’s portfolio continue to pay dividends.

Deposits and Customer Repo Balances

Deposit and Customer Repo balances ended the period at $2.1 billion, a decrease of $33.4 million on a linked-quarter basis and a decrease of $60.5 million from the prior-year quarter.  The linked-quarter decrease is primarily attributable to a decrease of $21.6 million in demand deposits, a $20.2 million decrease in CDs and a $12.8 million decrease in Customer Repo balances.  These decreases were offset by an increase of $17.6 million in NOW and $3.0 million in money market and Eurodollar deposits.  Noninterest-bearing demands accounts were 38.5% of total deposits at June 30, 2011.  As a result of the Company’s favorable funding mix, the average cost of total deposits for the second quarter of 2011 decreased to 45 basis points, compared to 47 basis points in the first quarter of 2011. For the first half of 2011, the cost of total deposits was 46 basis points, compared to 73 basis points in the same period of 2010.

Allowance for Loan and Credit Losses and Credit Quality

NPAs were $65.1 million at June 30, 2011, an increase of $1.1 million on a linked-quarter basis and a decrease of $27.8 million from the prior-year period.  The Company’s overall asset quality position continues to improve.  At June 30, 2011, NPAs to total assets decreased to 2.69% from 2.83% at year-end and 3.78% a year earlier.  Other real estate owned (OREO) and other repossessed assets remained relatively level at $23.8 million on a linked-quarter basis following three consecutive quarters of decreases.

Approximately 53% of NPLs are within the Colorado portfolio and 47% are in Arizona. On a linked-quarter basis, NPLs in Colorado increased $4.7 million, while all NPL categories in Arizona decreased by a combined $3.8 million.  The increase in Colorado NPLs was due to a $5.4 million Real Estate — mortgage loan that was placed on nonaccrual during the quarter.  Efforts to reduce high-risk loan concentration levels such as Land A&D have led to improvements in the Company’s overall asset quality position.  Land A&D NPLs currently represent 15% of total NPLs, compared to 23% at December 31, 2010 and 43% at December 31, 2009.  The decrease in nonperforming Land A&D represents approximately 73% of the overall decline in NPLs since the end of 2009.

Of the $23.8 million of OREO and repossessed assets ($23.6 million of OREO and $0.2 million of repossessed assets), $10.8 million, or 45.3%, is located in Colorado and $13.0 million, or 54.7%, is located in Arizona. The Company holds four properties with a carrying value in excess of $1.0 million, two in Colorado and two in Arizona.  The largest OREO property is in Colorado with a value of $6.3 million.  The Company recorded a valuation charge of $1.5 million on this property during the second quarter of 2011 based on an updated appraisal that reflected a valuation decrease.  The average OREO carrying value in Arizona is $0.4 million while in Colorado the average OREO carrying value (excluding the largest property) is $0.5 million.

Provision for the second quarter of 2011 totaled $2.0 million, an increase of $0.3 million on a linked-quarter basis but a decrease of $8.5 million over the same period in 2010.  While the Provision slightly increased on a linked-quarter basis, the Provision had decreased during the previous seven consecutive quarters.  The Allowance to NPLs at June 30, 2011, was 149.9% compared to 153.3% at the prior linked-quarter and 109.9% a year earlier.   The Company charged-off (net of recoveries) $2.1 million in the second quarter of 2011 compared to $5.5 million in the prior linked-quarter and $14.4 million during the year earlier period. The Allowance was relatively level with the prior linked-quarter, but had decreased $4.0 million from December 31, 2010, to $62.0 million at June 30, 2011.  At June 30, 2011, the Allowance had decreased $6.1 million from $68.1 million at June 30, 2010.  The Company’s Allowance to total loans decreased to 3.74% at June 30, 2011, from 4.01% at December 31, 2010.

Shareholders’ Equity

As of June 30, 2011, total shareholders’ equity was $209.1 million. The Company’s total tangible shareholders’ equity was $205.4 million. The tangible shareholders’ equity to tangible assets ratio was 8.5%, and the tangible common equity ratio was 5.9% at June

30, 2011.  (See the accompanying Reconciliation of Non-GAAP Measures to GAAP for the tangible shareholders’ equity and related ratios).

The Board of Directors of the Company declared a $0.01 cash dividend on our common stock to be paid on August 8, 2011 to shareholders of record on August 1, 2011.

Net Interest Income and Margin

Net interest income for the second quarter of 2011 increased $0.2 million on a tax equivalent basis from the prior linked-quarter, to $24.6 million.  Net interest income on a tax equivalent basis for the second quarter of 2010 was $24.3 million.  The second quarter 2011 net interest margin (NIM) of 4.40% was relatively level with the prior linked-quarter NIM of 4.41% and the second quarter of 2010 NIM of 4.39%.

Average earning assets of $2.24 billion were stable during the second quarter of 2011 compared to the prior linked-quarter.  In the second quarter of 2011 the average net loan portfolio increased $6.7 million, while the average investment portfolio decreased $7.8 million on a linked-quarter basis. The yield on average earning assets in the second quarter of 2011 was stable at 4.88%, compared to 4.89% in the first quarter of 2011.

The rate paid on average interest-bearing liabilities decreased four basis points (0.04%) on a linked-quarter basis to 0.72%.  The Company continues to see higher interest-bearing average CD and Eurodollar balances shift into lower interest-bearing money market and noninterest-bearing demand accounts.  Including noninterest-bearing demand accounts, the rate paid on average deposits was 0.45% in the second quarter of 2011 compared to 0.47% and 0.67% in the respective linked- and prior-year-periods.

Noninterest Income

Noninterest income increased $0.8 million, or 9.4%, on a linked-quarter basis to $8.8 million for the second quarter of 2011.  Noninterest income was $9.8 million in the second quarter of 2010. As a percentage of total operating revenue, noninterest income increased to 26.5% for the second quarter of 2011 from 24.9% for the first quarter of 2011. Noninterest income as a percentage of total operating revenue was 28.7% for the second quarter of 2010.

The noninterest income linked-quarter increase of $0.8 million in the second quarter of 2011 is primarily attributable to an increase in earnings on equity method investments.

Operating Expenses

Noninterest expense decreased $0.2 million to $25.3 million in the second quarter of 2011, compared to $25.5 million for the first quarter of 2011. Noninterest expense was $29.5 million during the second quarter of 2010.  The Company’s efficiency ratio for the second quarter of 2011 was 73.4%, compared to 74.6% for the first quarter of 2011 and 76.0% for the second quarter of 2010.

Salaries and employee benefits increased $1.1 million in the second quarter of 2011 on a linked-quarter basis.  The increase was primarily due to higher bonus expense for expected year-end payouts related to the Company’s improved operating performance.  Other operating expenses decreased $0.9 million on a linked-quarter basis. Although the Company continues to experience elevated levels of loan- and OREO-related costs, such costs were down $0.5 million in the current quarter from the prior linked-quarter. FDIC and other assessments also decreased $0.4 million on a linked-quarter basis, due to changes in the FDIC’s assessment rates and calculation.

The net loss on securities, other assets and OREO decreased $0.4 million to $0.9 million on a linked-quarter basis, driven primarily by higher net gains on security transactions, offset partially by higher net OREO losses from valuation adjustments.

Year-over-year, noninterest expense for the second quarter of 2011 decreased $4.2 million, primarily due to a $3.1 million decrease in net losses on securities, other assets and OREO and a $2.2 million decrease in other operating expenses.  These decreases were offset by a $1.3 million increase in salaries and employee benefits.  The decrease in other operating expenses was driven by a $1.3 million reduction in loan- and OREO-related costs, a $0.4 million decrease in FDIC and other assessments, and a $0.5 million decrease in legal and professional services.  The increase in salaries and employee benefits was driven by a $0.8 million increase in bonus and incentives, and $0.4 million in base salaries and vacation expense.  The number of full-time equivalent employees was 547 at the end of the second quarter of 2011, compared to 544 at the end of the second quarter of 2010.

Earnings Conference Call

In conjunction with this release, you are invited to listen to the Company’s conference call on Friday, July 22, 2011, at 10:00 am MDT with Steve Bangert, CoBiz Chairman and CEO. The call can be accessed via the Internet at http://www.videonewswire.com/event.asp?id=80741 or by telephone at 877.493.9121, (conference ID # 81107238). International callers may dial:  973.582.2750.

Explanation of the Company’s Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding our results of operations. We believe these measures provide important supplemental information to investors. However, you should not rely on non-GAAP financial measures alone as measures of our performance.  Please see the accompanying Reconciliation of Non-GAAP Measures to GAAP for additional information.

Contact Information

CoBiz Financial Inc.

Lyne Andrich 303.312.3458

About CoBiz Financial

CoBiz Financial (NASDAQ:COBZ) is a $2.4 billion financial services company that serves the complete financial needs of businesses, business owners and professionals in Colorado and Arizona. The Company provides commercial banking services through Colorado Business Bank and Arizona Business Bank; wealth planning and investment management through CoBiz Wealth Management, and trust services through CoBiz

Trust; property and casualty insurance brokerage and employee benefits through CoBiz Insurance; investment banking services through Green Manning & Bunch; and executive benefits consulting and wealth transfer services through Financial Designs Ltd.

Forward-Looking Information

This release contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “would”, “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent Form 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and related expenses.

•                  Our ability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  Our net interest margin may be negatively impacted if we are unable to profitably deploy excess cash into higher yielding loans or investments.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

•                  If we were to conclude that an additional valuation allowance is necessary for our net deferred tax asset, such conclusion could result in a non-cash valuation charge which would adversely affect our results of operations.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CoBiz Financial Inc.

June 30, 2011

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share amounts)	2011	2010	2011	2010
INCOME STATEMENT DATA
Interest income	$28,177	$29,258	$56,368	$59,177
Interest expense	3,846	5,085	7,793	10,251
NET INTEREST INCOME BEFORE PROVISION	24,331	24,173	48,575	48,926
Provision for loan losses	1,982	10,444	3,622	24,264
NET INTEREST INCOME AFTER PROVISION	22,349	13,729	44,953	24,662
Noninterest income	8,790	9,753	16,822	16,638
Noninterest expense	25,253	29,451	50,704	55,724
INCOME (LOSS) BEFORE INCOME TAXES	5,886	(5,969)	11,071	(14,424)
Provision (benefit) for income taxes	2,047	(2,721)	4,006	(6,157)
NET INCOME (LOSS) BEFORE NONCONTROLLING INTEREST	3,839	(3,248)	7,065	(8,267)
Net loss attributable to noncontrolling interest	—	(521)	—	(199)
NET INCOME (LOSS)	$3,839	$(3,769)	$7,065	$(8,466)

Preferred stock dividends	(949)	(940)	(1,895)	(1,878)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$2,890	$(4,709)	$5,170	$(10,344)

EARNINGS (LOSS) PER COMMON SHARE
BASIC	$0.08	$(0.13)	$0.14	$(0.28)
DILUTED	$0.08	$(0.13)	$0.14	$(0.28)
WEIGHTED AVERAGE SHARES OUTSTANDING (in thousands)
BASIC	36,640	36,527	36,629	36,502
DILUTED	36,829	36,527	36,806	36,502

EQUITY MEASURES
Common shares outstanding at period end (in thousands)			37,042	36,824
Book value per common share			$3.95	$4.24
Tangible book value per common share *			$3.85	$4.12
Tangible common equity to tangible assets *			5.91%	6.18%
Tangible equity to tangible assets *			8.51%	8.71%

* See accompanying Non-GAAP reconciliation.

PERIOD END BALANCES
Total assets	$2,418,235	$2,458,079
Loans	1,656,950	1,687,839
Loans held for sale	—	189
Intangible assets	3,718	4,440
Deposits	1,912,728	1,966,444
Subordinated debentures	93,150	93,150
Common shareholders’ equity	146,440	156,087
Total shareholders’ equity	209,137	218,227
Interest-earning assets	2,316,694	2,252,129
Interest-bearing liabilities	1,444,031	1,628,165

BALANCE SHEET AVERAGES
Average assets	$2,408,079	$2,432,892
Average loans	1,646,834	1,741,238
Average deposits	1,917,664	1,943,531
Average subordinated debentures	93,150	93,150
Average shareholders’ equity	207,139	228,110
Average interest-earning assets	2,246,035	2,227,952
Average interest-bearing liabilities	1,457,358	1,646,135

CoBiz Financial Inc.

June 30, 2011

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2011	2010	2011	2010

PROFITABILITY MEASURES
Net interest margin	4.40%	4.39%	4.41%	4.45%
Efficiency ratio	73.40%	76.04%	74.01%	76.88%
Return on average assets	0.64%	(0.62)%	0.59%	(0.70)%
Return on average shareholders’ equity	7.37%	(6.70)%	6.88%	(7.48)%
Noninterest income as a percentage of operating revenues	26.54%	28.75%	25.72%	25.38%

CREDIT QUALITY
Nonperforming loans
Nonaccrual loans			$41,000	$60,914
Loans 90 days or more past due and accruing interest			360	1,060
Total nonperforming loans			41,360	61,974
OREO & repossessed assets			23,748	30,912
Total nonperforming assets			$65,108	$92,886

Charge-offs			$(9,299)	$(34,372)
Recoveries			1,705	2,953
Net charge-offs			$(7,594)	$(31,419)

ASSET QUALITY MEASURES
Nonperforming assets to total assets			2.69%	3.78%
Nonperforming loans to total loans			2.50%	3.67%
Nonperforming loans and OREO to total loans and OREO			3.87%	5.40%
Allowance for loan and credit losses to total loans (excluding loans held for sale)			3.74%	4.04%
Allowance for loan and credit losses to nonperforming loans			149.86%	109.91%

				Total	NPAs as a
NONPERFORMING ASSETS BY MARKET	Colorado	Arizona	Total	in Category	%
Commercial	$4,979	$2,424	$7,403	$592,390	1.25%
Real estate - mortgage	6,340	9,443	15,783	772,652	2.04%
Land acquisition & development	1,239	5,110	6,349	72,104	8.81%
Real estate - construction	9,178	—	9,178	76,605	11.98%
Consumer	208	2,439	2,647	104,887	2.52%
Other loans	—	—	—	38,312	0.00%
Other real estate owned & repossessed assets	10,756	12,992	23,748	23,748	—
NPAs	$32,700	$32,408	$65,108	$1,680,698	3.87%

Total loans	$1,112,712	$544,238	$1,656,950
Total loans and OREO	1,123,468	557,230	1,680,698
Nonperforming loans to loans	1.97%	3.57%	2.50%
Nonperforming loans and OREO to total loans and OREO	2.91%	5.82%	3.87%

CoBiz Financial Inc.

June 30, 2011

(unaudited)

		Investment			Corporate
	Commercial	Banking	Wealth		Support and
(in thousands, except per share amounts)	Banking	Services	Management	Insurance	Other	Consolidated
Net interest income
Quarter ended June 30, 2011	$25,577	$2	$(11)	$(1)	$(1,236)	$24,331
Quarter ended March 31, 2011	25,437	3	(13)	(2)	(1,181)	24,244
Annualized quarterly growth	2.2%	(133.7)%	61.7%	200.5%	(18.7)%	1.4%

Quarter ended June 30, 2010	$25,260	$2	$(18)	$(3)	$(1,068)	$24,173
Annual growth	1.3%	.0%	38.9%	66.7%	(15.7)%	.7%

Noninterest income
Quarter ended June 30, 2011	$3,065	$857	$2,381	$2,450	$37	$8,790
Quarter ended March 31, 2011	2,459	744	2,280	2,539	10	8,032
Annualized quarterly growth	98.8%	60.9%	17.8%	(14.1)%	1,083.0%	37.9%

Quarter ended June 30, 2010	$2,343	$1,789	$2,653	$2,333	$635	$9,753
Annual growth	30.8%	(52.1)%	(10.3)%	5.0%	(94.2)%	(9.9)%

Net income
Quarter ended June 30, 2011	$7,910	$(105)	$(161)	$(3)	$(3,802)	$3,839
Quarter ended March 31, 2011	5,374	(123)	(218)	19	(1,826)	3,226
Annualized quarterly growth	189.3%	58.7%	104.9%	(464.4)%	(434.0)%	76.2%

Quarter ended June 30, 2010	$(1,205)	$326	$(302)	$70	$(2,658)	$(3,769)
Annual growth	756.4%	(132.2)%	46.7%	(104.3)%	(43.0)%	201.9%

Earnings per share (diluted)
Quarter ended June 30, 2011	$0.21	$—	$—	$—	$(0.13)	$0.08
Quarter ended March 31, 2011	0.15	—	(0.01)	—	(0.08)	0.06
Annualized quarterly growth	160.4%	—	401.1%	—	(250.7)%	133.7%

Quarter ended June 30, 2010	$(0.03)	$0.01	$(0.01)	$—	$(0.10)	$(0.13)
Annual growth	800.0%	(100.0)%	100.0%	.0%	(30.0)%	161.5%

Total loans
At June 30, 2011						$1,656,950
At March 31, 2011						1,636,164
Annualized quarterly growth						5.1%

At June 30, 2010						$1,688,028
Annual growth						(1.8)%

Total deposits and customer repurchase agreements
At June 30, 2011						$2,057,571
At March 31, 2011						2,090,958
Annualized quarterly growth						(6.4)%

At June 30, 2010						$2,118,067
Annual growth						(2.9)%

CoBiz Financial Inc.

June 30, 2011

(unaudited)

In conjunction with the Company’s strategic initiative to create a focused wealth management offering, the Company changed its operating segments in the third quarter of 2010 to reflect an internal realignment of its wealth management components.  As part of this change, the Investment Advisory and Trust segment that was previously reported has been renamed Wealth Management and a business line has been moved from Insurance into the new Wealth Management segment.  All prior period disclosures have been adjusted to conform to the new presentation.

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2011	2011	2010	2010	2010

COMMERCIAL BANKING
Income Statement
Total interest income	$27,964	$27,945	$27,977	$28,254	$28,910
Total interest expense	2,387	2,508	2,764	3,215	3,650
Net interest income	25,577	25,437	25,213	25,039	25,260
Provision for loan losses	584	1,327	4,677	5,860	8,326
Net interest income (loss) after provision	24,993	24,110	20,536	19,179	16,934
Noninterest income	3,065	2,459	2,920	2,780	2,343
Noninterest expense	7,526	8,098	9,560	6,902	11,774
Income (loss) before income taxes	20,532	18,471	13,896	15,057	7,503
Provision (benefit) for income taxes	7,409	6,952	9,338	5,674	2,665
Net income (loss) before management fees and overhead allocations	$13,123	$11,519	$4,558	$9,383	$4,838
Management fees and overhead allocations, net of tax	5,213	6,145	5,314	6,656	6,043
Net income (loss)	$7,910	$5,374	$(756)	$2,727	$(1,205)

INVESTMENT BANKING
Income Statement
Total interest income	$2	$3	$3	$2	$2
Total interest expense	—	—	—	—	—
Net interest income	2	3	3	2	2
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	2	3	3	2	2
Noninterest income	857	744	2,766	794	1,789
Noninterest expense	980	893	2,294	1,085	1,179
Income (loss) before income taxes	(121)	(146)	475	(289)	612
Provision (benefit) for income taxes	(52)	(58)	191	(113)	245
Net income (loss) before management fees and overhead allocations	$(69)	$(88)	$284	$(176)	$367
Management fees and overhead allocations, net of tax	36	35	41	40	41
Net income (loss)	$(105)	$(123)	$243	$(216)	$326

WEALTH MANAGEMENT
Income Statement
Total interest income	$1	$1	$1	$1	$—
Total interest expense	12	14	11	2	18
Net interest income	(11)	(13)	(10)	(1)	(18)
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	(11)	(13)	(10)	(1)	(18)
Noninterest income	2,381	2,280	2,458	2,443	2,653
Noninterest expense	2,388	2,388	2,654	2,748	2,685
Income (loss) before income taxes	(18)	(121)	(206)	(306)	(50)
Provision (benefit) for income taxes	(14)	(54)	98	(122)	45
Net income (loss) before management fees and overhead allocations	$(4)	$(67)	$(304)	$(184)	$(95)
Management fees and overhead allocations, net of tax	157	151	176	168	207
Net income (loss)	$(161)	$(218)	$(480)	$(352)	$(302)

CoBiz Financial Inc.

June 30, 2011

(unaudited)

In conjunction with the Company’s strategic initiative to create a focused wealth management offering, the Company changed its operating segments in the third quarter of 2010 to reflect an internal realignment of its wealth management components.  As part of this change, the Investment Advisory and Trust segment that was previously reported has been renamed Wealth Management and a business line has been moved from Insurance into the new Wealth Management segment.  All prior period disclosures have been adjusted to conform to the new presentation.

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2011	2011	2010	2010	2010

INSURANCE
Income Statement
Total interest income	$—	$—	$1	$1	$—
Total interest expense	1	2	2	3	3
Net interest income	(1)	(2)	(1)	(2)	(3)
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	(1)	(2)	(1)	(2)	(3)
Noninterest income	2,450	2,539	1,996	2,028	2,333
Noninterest expense	2,307	2,361	2,333	2,118	2,180
Income (loss) before income taxes	142	176	(338)	(92)	150
Provision (benefit) for income taxes	58	71	145	(34)	(7)
Net income (loss) before management fees and overhead allocations	$84	$105	$(483)	$(58)	$157
Management fees and overhead allocations, net of tax	87	86	87	83	87
Net income (loss)	$(3)	$19	$(570)	$(141)	$70

CORPORATE SUPPORT AND OTHER
Income Statement
Total interest income	$210	$242	$270	$292	$346
Total interest expense	1,446	1,423	1,457	1,443	1,414
Net interest income	(1,236)	(1,181)	(1,187)	(1,151)	(1,068)
Provision for loan losses	1,398	313	(1,158)	1,484	2,118
Net interest income (loss) after provision	(2,634)	(1,494)	(29)	(2,635)	(3,186)
Noninterest income	37	10	217	(32)	635
Noninterest expense	12,052	11,711	10,328	13,366	11,633
Income (loss) before income taxes	(14,649)	(13,195)	(10,140)	(16,033)	(14,184)
Provision (benefit) for income taxes	(5,354)	(4,952)	6,179	(5,171)	(5,669)
Net income (loss) before management fees and overhead allocations	$(9,295)	$(8,243)	$(16,319)	$(10,862)	$(8,515)
Management fees and overhead allocations, net of tax	(5,493)	(6,417)	(5,618)	(6,947)	(6,378)
Net income (loss)	$(3,802)	$(1,826)	$(10,701)	$(3,915)	$(2,137)
Net (income) loss attributable to noncontrolling interest	—	—	(10)	—	(521)
Net income (loss) after noncontrolling interest	$(3,802)	$(1,826)	$(10,711)	$(3,915)	$(2,658)

CONSOLIDATED
Income Statement
Total interest income	$28,177	$28,191	$28,252	$28,550	$29,258
Total interest expense	3,846	3,947	4,234	4,663	5,085
Net interest income	24,331	24,244	24,018	23,887	24,173
Provision for loan losses	1,982	1,640	3,519	7,344	10,444
Net interest income (loss) after provision	22,349	22,604	20,499	16,543	13,729
Noninterest income	8,790	8,032	10,357	8,013	9,753
Noninterest expense	25,253	25,451	27,169	26,219	29,451
Income (loss) before income taxes	5,886	5,185	3,687	(1,663)	(5,969)
Provision (benefit) for income taxes	2,047	1,959	15,951	234	(2,721)
Net income (loss) before management fees and overhead allocations	$3,839	$3,226	$(12,264)	$(1,897)	$(3,248)
Management fees and overhead allocations, net of tax	—	—	—	—	—
Net income (loss)	$3,839	$3,226	$(12,264)	$(1,897)	$(3,248)
Net (income) loss attributable to noncontrolling interest	—	—	(10)	—	(521)
Net income (loss) after noncontrolling interest	$3,839	$3,226	$(12,274)	$(1,897)	$(3,769)

CoBiz Financial Inc.

June 30, 2011

(unaudited)

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands, except per share amounts)	2011	2011	2010	2010	2010
Interest income	$28,177	$28,191	$28,252	$28,550	$29,258
Interest expense	3,846	3,947	4,234	4,663	5,085
Net interest income before provision	24,331	24,244	24,018	23,887	24,173
Provision for loan losses	1,982	1,640	3,519	7,344	10,444
Net interest income after provision	22,349	22,604	20,499	16,543	13,729
Noninterest income:
Deposit service charges	$1,224	$1,239	$1,178	$1,252	$1,269
Investment advisory and trust income	1,543	1,426	1,315	1,298	1,457
Insurance income	3,288	3,393	3,139	3,173	3,529
Investment banking income	857	744	2,766	794	1,789
Other income	1,878	1,230	1,959	1,496	1,709
Total noninterest income	8,790	8,032	10,357	8,013	9,753
Noninterest expense:
Salaries and employee benefits	$15,953	$14,723	$15,937	$14,580	$14,618
Stock-based compensation expense	341	424	411	324	437
Occupancy expenses, premises and equipment	3,322	3,354	3,289	3,459	3,412
Amortization of intangibles	159	160	160	161	160
Other operating expenses	4,535	5,428	5,712	6,398	6,776
Net loss on securities, other assets and OREO	943	1,362	1,660	1,297	4,048
Total noninterest expense	25,253	25,451	27,169	26,219	29,451
Net income (loss) before income taxes	5,886	5,185	3,687	(1,663)	(5,969)
Provision (benefit) for income taxes	2,047	1,959	15,951	234	(2,721)
Net income (loss)	3,839	3,226	(12,264)	(1,897)	(3,248)
Net (income) loss attributable to noncontrolling interest	—	—	(10)	—	(521)
Net income (loss) after noncontrolling interest	$3,839	$3,226	$(12,274)	$(1,897)	$(3,769)

Preferred stock dividends	(949)	(946)	(944)	(942)	(940)
Net income (loss) available to common shareholders	$2,890	$2,280	$(13,218)	$(2,839)	$(4,709)

Earnings (loss) per common share
Basic	$0.08	$0.06	$(0.36)	$(0.08)	$(0.13)
Diluted	$0.08	$0.06	$(0.36)	$(0.08)	$(0.13)

Weighted average shares outstanding (in thousands)
Basic	36,640	36,619	36,591	36,562	36,527
Diluted	36,829	36,790	36,591	36,562	36,527

PROFITABILITY MEASURES
Net interest margin	4.40%	4.41%	4.26%	4.33%	4.39%
Efficiency ratio	73.40%	74.63%	74.23%	78.12%	76.04%
Return on average assets	0.64%	0.54%	(2.01)%	(0.31)%	(0.62)%
Return on average shareholders’ equity	7.37%	6.38%	(22.75)%	(3.45)%	(6.70)%
Noninterest income as a percentage of operating revenues	26.54%	24.89%	30.13%	25.12%	28.75%

EQUITY MEASURES
Common shares outstanding at period end (in thousands)	37,042	37,044	36,877	36,842	36,824
Book value per common share	$3.95	$3.86	$3.78	$4.16	$4.24
Tangible book value per common share *	$3.85	$3.76	$3.67	$4.04	$4.12

Tangible common equity to tangible assets *	5.91%	5.78%	5.65%	6.17%	6.18%
Tangible equity to tangible assets *	8.51%	8.37%	8.27%	8.75%	8.71%
Tier 1 capital ratio	**	12.97%	12.90%	13.18%	13.51%
Total risk based capital ratio	**	15.53%	15.50%	15.59%	15.87%

* See accompanying Non-GAAP reconciliation.

** Ratios unavailable at the time of release.

CoBiz Financial Inc.

June 30, 2011

(unaudited)

	At
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2011	2011	2010	2010	2010
PERIOD END BALANCES
Total assets	$2,418,235	$2,413,226	$2,395,088	$2,419,245	$2,458,079
Loans	1,656,950	1,636,164	1,643,727	1,639,218	1,687,839
Loans held for sale	—	—	—	3,405	189
Intangible assets	3,718	3,877	4,119	4,279	4,440
Deposits	1,912,728	1,933,284	1,889,368	1,901,453	1,966,444
Subordinated debentures	93,150	93,150	93,150	93,150	93,150
Common shareholders’ equity	146,440	143,103	139,324	153,263	156,087
Total shareholders’ equity	209,137	205,658	201,738	215,539	218,227
Interest-earning assets	2,316,694	2,255,418	2,239,254	2,210,856	2,252,129
Interest-bearing liabilities	1,444,031	1,425,828	1,472,686	1,538,742	1,628,165

LOANS
Commercial	$592,390	$562,220	$565,145	$569,607	$570,928
Real estate - mortgage	772,652	776,801	783,675	798,435	813,980
Land acquisition & development	72,104	76,120	83,871	92,267	111,441
Real estate - construction	76,605	85,359	86,862	85,763	99,519
Consumer	104,887	99,457	94,607	75,233	72,289
Other	38,312	36,207	29,567	17,913	19,682
Gross loans	1,656,950	1,636,164	1,643,727	1,639,218	1,687,839
Less allowance for loan losses	(61,920)	(61,995)	(65,892)	(65,325)	(67,961)
Net loans held for investment	1,595,030	1,574,169	1,577,835	1,573,893	1,619,878
Loans held for sale	—	—	—	3,405	189
Total net loans	$1,595,030	$1,574,169	$1,577,835	$1,577,298	$1,620,067

DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market	$713,701	$696,114	$663,572	$693,063	$728,336
Savings	10,221	9,590	9,144	9,160	9,568
Eurodollar	94,047	91,042	105,793	116,681	108,864
Certificates of deposits under $100,000	37,282	39,860	41,845	44,209	46,693
Certificates of deposits $100,000 and over	227,968	234,830	229,701	261,632	309,718
Reciprocal CDARS	92,817	103,568	157,679	155,188	179,515
Brokered deposits	—	—	100	100	698
Total interest-bearing deposits	1,176,036	1,175,004	1,207,834	1,280,033	1,383,392
Noninterest-bearing demand deposits	736,692	758,280	681,534	621,420	583,052
Customer repurchase agreements	144,843	157,674	157,690	165,559	151,623
Total deposits and customer repurchase agreements	$2,057,571	$2,090,958	$2,047,058	$2,067,012	$2,118,067

BALANCE SHEET AVERAGES
Average assets	$2,404,666	$2,411,530	$2,447,772	$2,422,415	$2,434,743
Average loans	1,648,368	1,645,283	1,621,893	1,671,370	1,728,237
Average deposits	1,910,382	1,925,028	1,945,744	1,922,037	1,952,736
Average subordinated debentures	93,150	93,150	93,150	93,150	93,150
Average shareholders’ equity	208,886	205,175	216,441	218,141	225,504
Average interest-earning assets	2,244,327	2,247,763	2,246,857	2,200,104	2,221,203
Average interest-bearing liabilities	1,454,821	1,459,927	1,530,333	1,565,848	1,640,858

ALLOWANCE FOR LOAN AND CREDIT LOSSES
Beginning allowance for loan losses	$61,995	$65,892	$65,325	$67,961	$71,903
Provision for loan losses	1,982	1,640	3,519	7,344	10,444
Net charge-offs	(2,057)	(5,537)	(2,952)	(9,980)	(14,386)
Ending allowance for loan losses	$61,920	$61,995	$65,892	$65,325	$67,961

Beginning allowance for credit losses	$61	$61	$155	$155	$155
Provision for credit losses	—	—	(94)	—	—
Ending allowance for credit losses	$61	$61	$61	$155	$155

Total provision for loan and credit losses	$1,982	$1,640	$3,425	$7,344	$10,444

CREDIT QUALITY
Nonperforming Loans
Nonaccrual loans	$41,000	$39,231	$42,532	$60,222	$60,914
Loans 90 days or more past due and accruing interest	360	1,238	202	3,761	1,060
Total nonperforming loans	41,360	40,469	42,734	63,983	61,974
OREO and repossessed assets	23,748	23,581	25,095	28,919	30,912
Total nonperforming assets	$65,108	$64,050	$67,829	$92,902	$92,886

Performing renegotiated loans	$—	$—	$16,488	$6,655	$—

ASSET QUALITY MEASURES
Nonperforming assets to total assets	2.69%	2.65%	2.83%	3.84%	3.78%
Nonperforming loans to total loans	2.50%	2.47%	2.60%	3.90%	3.67%
Nonperforming loans and OREO to total loans and OREO	3.87%	3.86%	4.06%	5.56%	5.40%
Allowance for loan and credit losses to total loans (excluding loans held for sale)	3.74%	3.79%	4.01%	3.99%	4.04%
Allowance for loan and credit losses to nonperforming loans	149.86%	153.34%	154.33%	102.34%	109.91%

CoBiz Financial Inc.

June 30, 2011

(unaudited)

	Three months ended
	June 30, 2011			March 31, 2011			June 30, 2010
		Interest	Average		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield	Average	earned	yield
(in thousands)	balance	or paid	or cost	balance	or paid	or cost	balance	or paid	or cost
Assets
Federal funds sold and other	$36,953	$38	0.41%	$39,250	$37	0.38%	$25,433	$43	0.67%
Investment securities	621,276	5,864	3.78%	629,085	5,991	3.81%	540,887	5,472	4.05%
Loans	1,648,368	22,584	5.42%	1,645,283	22,369	5.44%	1,728,237	23,855	5.46%
Allowance for loan losses	(62,270)			(65,855)			(73,354)
Total interest-earning assets	$2,244,327	$28,486	4.88%	$2,247,763	$28,397	4.89%	$2,221,203	$29,370	5.06%

Noninterest-earning assets	160,339			163,767			213,540
Total assets	$2,404,666			$2,411,530			$2,434,743

Liabilities and Shareholders’ Equity
Deposits
NOW and money market	$721,222	$1,181	0.66%	$676,374	$1,106	0.66%	$733,826	$1,259	0.69%
Savings	9,870	5	0.20%	9,363	5	0.22%	9,769	7	0.29%
Eurodollar	93,224	174	0.74%	97,667	182	0.75%	103,447	264	1.01%
Certificates of deposit
Brokered under $100,000	—	—	0.00%	21	—	1.37%	1,022	6	2.35%
Reciprocal	97,478	144	0.59%	149,592	263	0.71%	181,598	439	0.97%
Under $100,000	38,794	93	0.96%	41,291	107	1.05%	48,328	180	1.49%
$100,000 and over	232,456	535	0.92%	229,409	589	1.04%	326,490	1,128	1.39%
Total interest-bearing deposits	$1,193,044	$2,132	0.72%	$1,203,717	$2,252	0.76%	$1,404,480	$3,283	0.94%
Other borrowings
Securities sold under agreements to repurchase	160,832	209	0.51%	156,799	207	0.53%	139,383	296	0.84%
Other short-term borrowings	7,795	4	0.20%	6,261	5	0.32%	3,845	5	0.51%
Long term-debt	93,150	1,501	6.37%	93,150	1,483	6.37%	93,150	1,501	6.37%
Total interest-bearing liabilities	$1,454,821	$3,846	1.05%	$1,459,927	$3,947	1.09%	$1,640,858	$5,085	1.24%
Noninterest-bearing demand accounts	717,338			721,311			548,256
Total deposits and interest-bearing liabilities	2,172,159			2,181,238			2,189,114
Other noninterest-bearing liabilities	23,621			24,917			19,297
Total liabilities	2,195,780			2,206,155			2,208,411
Total equity	208,886			205,375			226,332
Total liabilities and equity	$2,404,666			$2,411,530			$2,434,743
Net interest income - taxable equivalent		$24,640			$24,450			$24,285
Net interest spread			3.83%			3.80%			3.83%
Net interest margin			4.40%			4.41%			4.39%
Ratio of average interest-earning assets to average interest-bearing liabilities	154.27%			153.96%			135.37%

CoBiz Financial Inc.

June 30, 2011

(unaudited)

	For the six months ended June 30,
	2011			2010
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
(in thousands)	balance	or paid	or cost	balance	or paid	or cost
Assets
Federal funds sold and other	$38,095	$75	0.39%	$21,341	$62	0.58%
Investment securities	625,159	11,855	3.79%	539,212	11,405	4.23%
Loans	1,646,834	44,953	5.43%	1,741,238	47,993	5.48%
Allowance for loan losses	(64,053)			(73,839)
Total interest earning-assets	$2,246,035	$56,883	4.89%	$2,227,952	$59,460	5.13%

Noninterest-earning assets	162,044			204,940
Total assets	$2,408,079			$2,432,892

Liabilities and Shareholders’ Equity
Deposits
NOW and money market	$698,922	$2,287	0.66%	$718,975	$2,589	0.73%
Savings	9,618	10	0.21%	10,086	17	0.34%
Eurodollar	95,433	356	0.74%	107,679	526	0.97%
Certificates of deposit
Brokered under $100,000	10	—	1.37%	3,305	36	2.20%
Reciprocal	123,391	407	0.67%	177,828	945	1.07%
Under $100,000	40,035	200	1.01%	49,758	394	1.60%
$100,000 and over	230,941	1,124	0.98%	335,855	2,486	1.49%
Total interest-bearing deposits	$1,198,350	$4,384	0.74%	$1,403,486	$6,993	1.00%
Other borrowings
Securities sold under agreements to repurchase	158,826	416	0.52%	135,840	587	0.86%
Other short-term borrowings	7,032	9	0.25%	13,659	21	0.31%
Long-term debt	93,150	2,984	6.37%	93,150	2,650	5.66%
Total interest-bearing liabilities	$1,457,358	$7,793	1.07%	$1,646,135	$10,251	1.25%
Noninterest-bearing demand accounts	719,314			540,045
Total deposits and interest-bearing liabilities	2,176,672			2,186,180
Other noninterest-bearing liabilities	24,268			17,626
Total liabilities	2,200,940			2,203,806
Total equity	207,139			229,086
Total liabilities and equity	$2,408,079			$2,432,892
Net interest income - taxable equivalent		$49,090			$49,209
Net interest spread			3.82%			3.88%
Net interest margin			4.41%			4.45%
Ratio of average interest-earning assets to average interest-bearing liabilities	154.12%			135.34%

CoBiz Financial Inc.

June 30, 2011

(unaudited)

Reconciliation of Non-GAAP Measures to GAAP

(in thousands, except per share amounts)

The Company believes these Non-GAAP measurements are useful to obtain an understanding of the operating results of the Company’s core business and reflects the basis on which management internally reviews financial performance and capital adequacy. These Non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to Non-GAAP performance measures that may be presented by other companies.

The following table includes Non-GAAP financial measurements related to tangible equity, tangible common equity and tangible assets.  These items have been adjusted to exclude Intangible assets and preferred stock.

		At
		June 30,	March 31,	December 31,	September 30,	June 30,
		2011	2011	2010	2010	2010

	Shareholders’ equity as reported - GAAP	$209,137	$205,658	$201,738	$215,539	$218,227
	Intangible assets	(3,718)	(3,877)	(4,119)	(4,279)	(4,440)

A	Tangible equity - Non-GAAP	205,419	201,781	197,619	211,260	213,787
	Preferred stock	(62,697)	(62,555)	(62,414)	(62,276)	(62,140)

B	Tangible common equity - Non-GAAP	$142,722	$139,226	$135,205	$148,984	$151,647

	Total assets as reported - GAAP	$2,418,235	$2,413,226	$2,395,088	$2,419,245	$2,458,079
	Intangible assets	(3,718)	(3,877)	(4,119)	(4,279)	(4,440)

C	Total tangible assets - Non-GAAP	$2,414,517	$2,409,349	$2,390,969	$2,414,966	$2,453,639

D	Common shares outstanding	37,042	37,044	36,877	36,842	36,824

B / C	Tangible common equity to tangible assets - Non-GAAP	5.91%	5.78%	5.65%	6.17%	6.18%
A / C	Tangible equity to tangible assets - Non-GAAP	8.51%	8.37%	8.27%	8.75%	8.71%
B / D	Tangible book value per common share - Non-GAAP	$3.85	$3.76	$3.67	$4.04	$4.12